UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               April 26, 2006

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 21, 2006, the Company and its wholly owned subsidiary Flushing Savings Bank, FSB (the “Bank”), each entered into an employment agreement with Maria A. Grasso, effective as of May 15, 2006. Ms. Grasso has been named to serve as Executive Vice President Chief/Operating Officer of the Company and the Bank, effective upon her employment on May 15, 2006. A brief description of the terms and conditions of Ms. Grasso’s employment agreements is contained in Item 5.02 below and is incorporated into this Item 1.01 by reference.

Item 5.02 (c)	Appointment of Principal Officer

On April 18, 2006 the board of directors of the Company and the Bank elected Maria A. Grasso as Executive Vice President/Chief Operating Officer, effective upon her employment on May 15, 2006.

Ms. Grasso, age 41, has served as Senior Vice President of the Long Island and Queens Division of Bank of New York for the past four years. From 1997 to 2002, Ms. Grasso was the Senior Vice President of the NY Metro Division of Fleet Bank, N.A. Prior to 1997, Ms. Grasso held several senior management positions at Natwest Bank and Chase Manhattan Bank, North America.

On April 21, 2006 the Company and the Bank each entered into an employment agreement with Ms. Grasso. The employment agreements provide that Ms. Grasso will serve as Executive Vice President/Chief Operating Officer of each of the Company and the Bank, effective May 15, 2006 and through the period ending on November 21, 2008. Under the employment agreements, the board of directors may extend the employment period annually (on or prior to July 1 in each year) for an additional year.

Ms. Grasso’s base salary will be $250,000 per annum, subject to annual review. Ms. Grasso is also entitled to participate in any bonus plan maintained by the Company and the Bank.

The employment agreements provide that Ms. Grasso would be entitled to receive a lump sum severance payment equal to six months (increasing to 12 months and 24 months, respectively, after the six-month and two-year anniversaries of her employment) of her annual salary and bonus (based on the highest bonus in the year before the termination), and certain health and welfare benefits, in the event of termination of Ms. Grasso’s employment by the Company or the Bank for reasons other than for “cause” or by Ms. Grasso for “good reason” (including the Company’s or the Bank’s failure to renew her employment agreement) or for any reason during the 60-day period commencing six months following a change of control. In the event Ms. Grasso’s termination of employment occurs following a change of control, Ms. Grasso will be entitled to 24 months of severance as described above, without regard to whether she has completed two years of employment. Ms. Grasso’s employment agreement with the Company also entitles her to receive an additional gross-up payment if she receives payments that are subject to the excise tax on excess parachute payments imposed by section 4999 of the Internal Revenue Code.

Ms. Grasso’s employment agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.

Attached as Exhibit 99.1 is the press release announcing Ms. Grasso’s election as Executive Vice President/Chief Operating Officer of the Company and the Bank.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: April 26, 2006	By:	/s/ David W. Fry
David W. Fry
	Title:	Senior Vice President, Treasurer
and Chief Financial Officer

INDEX TO EXHIBITS

Item 9.01(c)	Exhibits

10.1	Employment Agreement between Flushing Financial Corporation and Maria A. Grasso, dated as of May 15, 2006.

10.2	Employment Agreement between Flushing Savings Bank, FSB and Maria A. Grasso, dated as of May 15, 2006.

99.1	Press release of Flushing Financial Corporation, dated April 26, 2006.